EXHIBIT 99.1

LTX-Credence Announces First Quarter Results

NORWOOD, Mass., Dec. 3, 2013 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), today announced financial results for its first fiscal quarter ended October 31, 2013.

Net sales for the quarter were $32,767,000, compared to the prior quarter net sales of $37,521,000. Net loss for the quarter was $(6,900,000), or $(0.14) per share on a GAAP basis. Excluding the impact of acquisition related expenses totaling $1,700,000, and amortization of purchased intangible assets of $193,000, non-GAAP net loss for the quarter was $(5,007,000), or $(0.10) per share.

Dave Tacelli, chief executive officer and president, commented, "Our first quarter results included a stronger contribution of Diamondx sales as customers started volume production of their new designs. We expect this ramp to continue in our second fiscal quarter, offsetting some of the seasonality we usually experience during this time of the year.

"Yesterday we announced the closing of the acquisition of Multitest and Everett Charles Technologies (ECT). We are excited to move forward as a new company, offering best-in-class products, as well as integrated test solutions serving the semiconductor and printed circuit board (PCB) markets."

Second Quarter Fiscal 2014 Outlook

Guidance for the fiscal quarter ending January 31, 2014 includes 2 months of Multitest and ECT estimates combined with a full quarter of LTX-Credence estimates. Net sales are expected to be in the range of $69 million to $75 million. Non-GAAP net loss is expected to be in the range of $(0.21) to $(0.15) per share, assuming 48 million shares outstanding. The non-GAAP guidance excludes amortization of purchased intangible assets, and one-time special charges related to the acquisition. Acquisition related fees such as legal, tax, and banking fees are expected to be approximately $2M during the quarter. We expect other charges to be incurred during the quarter related to restructuring, amortization of additional purchased intangible assets, and purchase price accounting adjustments, but these amounts cannot be estimated at this time. LTX-Credence stand-alone estimates for the quarter would have been for net sales to be in the range of $25 million to $29 million, and non-GAAP net loss to be in the range of $(0.20) to $(0.16) per share.

The Company will conduct a conference call today, December 3, 2013, at 10:00 AM EST to discuss this release. The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the LTX-Credence web site http://investor.ltxc.com/events.cfm. Audio replays of the call can be heard through December 5, 2013, via telephone, by dialing (855) 859-2056; conference ID number 97980302. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://investor.ltxc.com/events.cfm.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended October 31, 2013 excludes the amortization of purchased intangible assets, and acquisition related expenses. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's second fiscal quarter 2014, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions which impact capital spending; fluctuations in business and consumer spending; fluctuations in our product and service demand; sole or limited sources of supply; risks related to the development, timely delivery, and market acceptance of new products, options and software applications by us and our competitors; as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2013. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.
All other trademarks are the property of their respective owners

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)

ASSETS	October 31, 2013	July 31, 2013

Current assets
Cash and cash equivalents	$ 30,716	$ 28,235
Marketable securities	87,269	96,159
Accounts receivable - trade, net	28,061	28,102
Accounts receivable - other, net	500	963
Inventories, net	29,238	29,139
Prepaid expenses and other current assets	3,031	2,497
Total current assets	178,815	185,095

Property and equipment, net	16,978	16,647
Intangible assets, net	1,378	1,571
Goodwill	43,030	43,030
Other assets	1,246	1,258
Total assets	$ 241,447	$ 247,601

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 15,975	$ 13,266
Other accrued expenses	19,007	19,352
Deferred revenues	3,483	5,084
Total current liabilities	38,465	37,702

Other long-term liabilities	11,288	11,402
Stockholders' equity	191,694	198,497
Total liabilities and stockholders' equity	$ 241,447	$ 247,601

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended
	October 31,
	2013	2012

Net sales	$ 32,767	$ 43,188
Cost of sales	15,636	19,684
Gross profit	17,131	23,504

Engineering and product development expenses	12,878	12,392
Selling, general, and administrative expenses	10,925	10,006
Amortization of purchased intangible assets	193	396
Restructuring	--	231
Income (loss) from operations	(6,865)	479

Other income, net	105	209
Income (loss) before provision for income taxes	(6,760)	688
Provision for income taxes	140	139
Net income (loss)	$ (6,900)	$ 549

Net income (loss) per share:

Basic	$ (0.14)	$ 0.01
Diluted	$ (0.14)	$ 0.01

Weighted average shares outstanding:

Basic	47,900	48,303
Diluted	47,900	48,711

LTX-Credence Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic and Diluted	Three Months	Basic	Diluted
	Ended	Earnings	Ended	Earnings	Earnings
	October 31, 2013	Per Share	October 31, 2012	Per Share	Per Share

GAAP net income (loss)	$ (6,900)	$ (0.14)	$ 549	$ 0.01	$ 0.01
Amortization of purchased intangible assets	193	0.00	396	0.01	0.01
Income tax expense from foreign entity mergers	--	--	167	0.00	0.00
Restructuring	--	--	231	0.00	0.00
Acquisition related expenses	1,700	0.04	--	--	--

Non-GAAP net income (loss)	$ (5,007)	$ (0.10)	$ 1,343	$ 0.03	$ 0.03

Weighted average shares outstanding:		47,900		48,303	48,711
CONTACT: Rich Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com